UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 18, 2014

CHENIERE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-33366	20-5913059
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Milam Street Suite 800 Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (713) 375-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.	Changes in Registrant’s Certifying Accountant.
On March 18, 2014, the Audit Committee of the Board of Directors of Cheniere Energy Partners GP, LLC, the general partner of Cheniere Energy Partners, L.P. (the “Partnership”), approved the appointment of KPMG LLP (“KPMG”) as the Partnership’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and approved the dismissal of Ernst & Young LLP (“EY”) as its independent registered public accounting firm.

The reports of EY on the Partnership’s consolidated financial statements for the years ended December 31, 2013 and 2012 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2013 and 2012 and through March 18, 2014, there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of EY, would have caused EY to make reference thereto in its reports on the financial statements for such periods. During this time, there have been no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested that EY furnish it with a letter addressed to the Securities and Exchange Commission stating whether EY agrees with the above statements. A copy of such letter dated March 24, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the fiscal years ended December 31, 2013 and 2012, and in connection with the issuance of its Class B units, the Partnership consulted with KPMG regarding the application of ASC 480, Distinguishing Liabilities from Equity, ASC 815, Derivatives and Hedging, ASC 470, Debt, and ASC 260, Earnings per Share, with respect to the classification of the Class B units as debt or equity, the identification of any embedded or freestanding derivatives requiring separate accounting, identification and measurement of beneficial conversion features, and consideration of effects to the Partnership’s earnings per unit calculation. In connection with the Partnership’s long-term debt and related interest rate swaps, the Partnership consulted with KPMG regarding the application of ASC 470, Debt, and ASC 815, Derivatives and Hedging, with respect to the accounting for debt issuance costs, the identification of any embedded derivatives requiring bifurcation and separate accounting, and the application of cash flow hedge accounting to the Partnership’s interest rate swaps. Decisions regarding the accounting treatment of these items were made by the Partnership with consideration given to the interpretive guidance provided by KPMG related to the application of applicable accounting principles and the Partnership’s accounting for the above mentioned matters as described in the notes to the financial statements was consistent with the views provided by KPMG.

The Partnership's accounting for these matters was discussed with EY and reflected in the Partnership's audited consolidated financial statements for the years ended December 31, 2013 and 2012.

Except for the consultations described in the preceding paragraphs, during the fiscal years ended December 31, 2013 and 2012 and through March 18, 2014, the Partnership has not consulted with KPMG regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on its consolidated financial statements, and neither a written report was provided to the Partnership nor oral advice was provided to it by KPMG that KPMG concluded was an important factor considered by the Partnership in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement,” as defined in Item 304(a)(1)(iv) of Regulation S-K, or a “reportable event” described in Item 304(a)(1)(v) of Regulation S-K.

The Partnership has requested that KPMG review the disclosure required by Item 304(a) of Regulation S-K included in this Current Report on Form 8-K and furnish it with a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Partnership’s expression of KPMG’s views, or the respects in which KPMG does not agree with the statements made by the Partnership in response to Item 304(a) of Regulation S-K. A copy of the letter dated March 24, 2014, is filed as Exhibit 16.2 to this Form 8-K.

Item 9.01    Financial Statements and Exhibits.

d) Exhibits

Exhibit
Number        Description
16.1*            Letter from Ernst & Young LLP, dated March 24, 2014.
16.2*            Letter from KPMG LLP, dated March 24, 2014.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHENIERE ENERGY PARTNERS, L.P.

	By:	CHENIERE ENERGY PARTNERS GP, LLC,
its general partner

Date: March 24, 2014	By:	/s/ Michael J. Wortley
	Name:	Michael J. Wortley
	Title:	Senior Vice President and
Chief Financial Officer

EXHBIT INDEX

Exhibit
Number        Description
16.1*            Letter from Ernst & Young LLP, dated March 24, 2014.
16.2*            Letter from KPMG LLP, dated March 24, 2014.

*Filed herewith